Exhibit (a)(2)

Amended Schedule A

SERIES AND CLASSES

Dated as of December 11, 2019

Series	Classes
HSBC U.S. Government Money Market Fund	A, C, D, E, I, Intermediary,
Intermediary Service and Y
HSBC U.S. Treasury Money Market Fund	A, C, D, E, I, Intermediary,
Intermediary Service and Y

HSBC Frontier Markets Fund	A and I

HSBC High Yield Fund	A and I
(f/k/a HSBC Global High Yield Bond Fund)
HSBC Strategic Income Fund	A and I
(f/k/a HSBC High Income Bond Fund)
HSBC Opportunity Fund/Portfolio	A, B, C and I
HSBC Ultra Short Bond Fund	A and I
HSBC ESG Prime Money Market Fund	D, I, Intermediary, Intermediary
Service and Y

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended Schedule A to the Amended and Restated Agreement and Declaration of Trust of HSBC Funds as of the date first written above.

Exhibit (a)(2)

/s/Marcia L. Beck	/s/Susan C. Gause
Name: Marcia L. Beck	Name: Susan C. Gause
As Trustee and not individually	As Trustee and not individually

/s/Deborah A. Hazell	/s/Susan S. Huang
Name: Deborah A. Hazell	Name: Susan S. Huang
As Trustee and not individually	As Trustee and not individually

/s/Thomas F. Robards
Name: Thomas F. Robards
As Trustee and not individually